Exhibit 10.2

[__________] DST

FORM OF Placement Agent Agreement

June 27, 2024

Inland Securities Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

Ladies and Gentlemen:

This Placement Agent Agreement (the “Agreement”) is made as of this [___] day of [___________], 20[___] (the “Effective Date”) by and between [__________] DST, a Delaware statutory trust (the “DST”), and Inland Securities Corporation, a Delaware corporation (the “Placement Agent”). IPC Alternative Real Estate Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) and IPC Alternative Real Estate Income Trust, Inc., a Maryland corporation (the “REIT”) are parties to this Agreement solely in connection with their respective obligations set forth in Section 4(b).

The DST is offering, on a “best efforts” basis (the “Offering”), up to $[__________] of beneficial interests in the DST (the “Interests”), upon the terms and conditions set forth in the Program Summary (as defined herein), that certain Confidential Private Placement Memorandum dated [__________], 20[__] (the “Memorandum”) and one or more Pricing Supplements (collectively, the “Pricing Supplements” and collectively with the Program Summary and the Memorandum, the “Offering Materials”). Each prospective investor in the Offering will be required to complete and execute a Subscription Agreement (the “Subscription Agreement”).

The DST is part of the Inland Private Capital Corporation (“IPC”) DST/UPREIT investment program (the “Program”), pursuant to which IPC is sponsoring one or more Delaware statutory trusts that are subject to an option (the “FMV Option”) pursuant to which the beneficial interests in such Delaware statutory trusts may be acquired by the Operating Partnership. The terms of the Program are described in that certain Confidential Program Summary dated [__________], 20[___] (the “Program Summary”). As it relates to the FMV Option for the DST in particular, the Operating Partnership has four separate classes of limited partnership units in the Operating Partnership (collectively, the “Units”) that may be issued to beneficial owners of Interests in connection with the Operating Partnership’s exercise of the FMV Option: Class T partnership units, Class S partnership units, Class D partnership units and Class I partnership units (respectively, the “Class T Units,” the “Class S Units,” the “Class D Units” and the “Class I Units”). The specific class of Units that would be issued to any particular investor upon an exercise of the FMV Option will be set forth in the Subscription Agreement. Upon completion of the exchange of the investors’ Interests for a specific class of Units in connection with the exercise of the FMV Option, the investors would then be limited partners in the Operating Partnership (individually, a “Limited Partner” and collectively, the “Limited Partners”) and will have the same rights and obligations of the other limited partners under the Operating Partnership’s limited partnership agreement, as it may be amended from time to time (the “Partnership Agreement”).

The Interests are to be offered and sold to the investors as described in the Offering Materials. Except as otherwise agreed by the DST and the Placement Agent, Interests sold through the Placement Agent are to be sold through the Placement Agent, as the placement agent, and (a) the broker-dealers (each, a “Soliciting Dealer”) with whom the Placement Agent has entered into or will enter into a Soliciting Dealer agreement acceptable to the DST related to the distribution of Interests (each, a “Soliciting Dealer Agreement”); (b) certain registered investment advisors (each a “RIA” and together with the Soliciting Dealers, the “Offering Participants”) with whom the Placement Agent has entered into or will enter into a selected registered investment advisor agreement acceptable to the DST (each, a “RIA Agreement” and, together with the Soliciting Dealer Agreements, the “Offering Participant Agreements”). The fees, expenses and reimbursements to the Offering Participants applicable to each sale of Interests is set forth in the applicable Pricing Supplement.

Upon the terms and conditions contained in this Agreement, the DST hereby appoints Inland Securities Corporation, a Delaware corporation, to act as the exclusive placement agent (the “Placement Agent”) for the Offering and the Placement Agent hereby accepts the engagement.

In consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties agree as follows:

1. Representations and Warranties of the DST. The DST hereby represents and warrants to the Placement Agent and each Offering Participant participating in the Offering that:

(a) No Registration of the Interests. The Interests are not required to be, and have not and will not be, registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), in connection with the Offering. No Offering Materials relating to the Interests is required to be, has been or will be filed under the securities laws of any state. The Interests will be offered and sold in reliance upon applicable exemptions from registration under the laws, regulations and policy statements of the United States and the applicable states, specifically relying on the safe harbor under Rule 506(b) of Regulation D, as promulgated under the Securities Act. In particular, the DST has not engaged in any activity that would constitute a general solicitation or general advertising in connection with the offer or sale of the Interests.

(b) Compliance with the Securities Act. At all times during the Offering, the Offering Materials will not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided that the DST makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Placement Agent furnished to the DST in writing by or on behalf of the Placement Agent expressly for use in the Offering Materials, including any amendment or supplement thereto.

(c) No Subsequent Material Events. Subsequent to the date as of which information is given in the Offering Materials and prior to the termination date of the Offering, except as contemplated in the Offering Materials, including any supplement or amendment thereto, there has not been and will not be any material adverse change in the financial position or results of operations of the DST, and the DST has not and will not have:

(i) incurred any material liabilities or obligations; or

(ii) entered into any material transaction not in the ordinary course of business.

(d) Status. The DST is a Delaware Statutory Trust duly formed and validly existing under Delaware law.

(e) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the DST and constitutes the valid and binding agreement of the DST, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affect creditors’ rights and remedies generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by applicable law or public policy.

(f) Non-contravention. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not result in a breach of any of the terms and provisions of, or constitute a default under: (i) the [Trust Agreement] of the DST, dated as of [__________] (as may be amended or restated, the “Trust Agreement”); (ii) any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the DST is a party or by which the DST, any subsidiary or any of their respective properties is bound; (iii) any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the DST, any subsidiary or any of their respective properties, except for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, an DST MAE (as defined below); and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated herein.

As used in this Agreement, “DST MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business, affairs or prospects of the DST and its subsidiaries considered as a whole, or (B) the ability of the DST to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

(g) Pending Actions. There are no actions, suits or proceedings against, or investigations of, the DST or any of its subsidiaries pending or, to the knowledge of the DST, threatened, before any court, arbitrator, administrative agency or other tribunal:

(i) challenging the validity of this Agreement;

(ii) seeking to prevent the issuance of the Interests or the consummation of any of the transactions contemplated by this Agreement;

(iii) that would reasonably be expected to materially and adversely affect the performance by the DST of its obligations under, or the validity or enforceability of, this Agreement or the Interests; or

(iv) that would reasonably be expected to result in an DST MAE.

The DST shall provide prompt notice to the Placement Agent of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring on or after the date of the Agreement.

(h) Authorization of Interests. The Interests have been duly authorized and, when issued as contemplated by the Offering Materials and upon issuance to the investors, will be validly issued, fully paid and nonassessable and will conform in all material aspects to the description thereof contained in the Offering Materials.

(i) No “Bad Actors.” Neither the DST nor: (i) any director of the DST, executive officer of the DST, other officer of the DST participating in the Offering or any manager of the DST; (ii) any beneficial owner of 20.0% or more of the Interests as of the effective date of this Agreement; or (iii) or any promoter connected to the DST in any capacity in connection with the Offering, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (each, a “Disqualification Event”), except for a Disqualification Event: (A) contemplated by Rule 506(d)(2) of the Securities Act and (B) a reasonably detailed description of which has been furnished to the Placement Agent in writing.

(j) Federal Income Tax Laws. The DST has obtained an opinion from its tax counsel stating that, subject to the qualifications, assumptions and limitations set forth therein, under existing federal income tax laws and regulations, counsel is of the opinion that the purchase of the Interests by the investors in the DST as described in the Offering Materials should lead to the Interests being classified as undivided Interests in real estate under Section 1031 of the Internal Revenue Code.

2. Representations and Warranties of the Placement Agent. The Placement Agent hereby represents and warrants to the DST as follows:

(a) Corporation Status. The Placement Agent is a Delaware corporation duly formed and validly existing under the General Corporation Law of the State of Delaware with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) Broker-Dealer. The Placement Agent is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing with FINRA, and a broker or dealer duly registered as such in those states where the Placement Agent is required to be registered in order to carry out the Offering as contemplated by this Agreement. Each employee and representative of the Placement Agent have all required licenses and registrations to act under this Agreement. There is no provision in the Placement Agent’s FINRA membership agreement that would restrict the ability of the Placement Agent to carry out the Offering as contemplated by this Agreement.

(c) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Placement Agent and constitutes the valid and binding agreement of the Placement Agent, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affects creditors’ rights or remedies generally or by equitable principles relating to the availability of remedies and except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by applicable law or public policy.

(d) Non-contravention. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not result in a breach of any of the terms and provisions of, or constitute a default under:

(i) the Placement Agent’s charter, bylaws or other organizational documents, as the case may be;

(ii) any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Placement Agent is a party or by which the Placement Agent is bound;

(iii) a rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Placement Agent except for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Placement Agent MAE (as defined below); and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated herein by the Placement Agent except as have been obtained under the Securities Act, from FINRA or as may be required under the applicable “blue sky” or other state securities laws in connection with the offer and sale of the Interests or under the laws of states in which the Placement Agent may be required to qualify to transact business.

As used in this Agreement, “Placement Agent MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business, affairs or prospects of the Placement Agent or (B) the ability of the Placement Agent to perform its obligations under this Agreement or the validity or enforceability of this Agreement against the Placement Agent.

(e) No “Bad Actors.” Neither the Placement Agent nor: (i) any registered representatives acting on behalf of the Placement Agent in selling Interests in this Offering; or (ii) any director of the Placement Agent, executive officer of the Placement Agent or other officer of the Placement Agent participating in the Offering, is subject to a Disqualification Event, except for a Disqualification Event: (A) contemplated by Rule 506(d)(2) of the Securities Act and (B) a reasonably detailed description of which has been furnished to the DST in writing.

(f) No General Solicitation or General Advertising. The Placement Agent has not engaged in any activity in connection with the Offering that would constitute a general solicitation or general advertising in connection with the offer or sale of the Interests.

3. Offering and Sale of the Interests. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the DST hereby appoints the Placement Agent as its exclusive placement agent to offer, and to cause Offering Participants to offer the Interests to the prospective investors on the terms and conditions set forth in the Offering Materials and in the Subscription Agreement. The Placement Agent hereby agrees to act as placement agent during the period commencing with the effective date of this Agreement and ending on the date this Agreement is terminated. Nothing contained in this Section 3 shall be construed to impose upon the DST the responsibility of assuring that investors meet the suitability standards contained in the Offering Materials or to relieve the Placement Agent or any Offering Participant of the responsibility of complying with any rules promulgated by FINRA or, if applicable, the laws of any foreign jurisdiction.

(a) Offering Participants. The Interests shall be offered and sold only by the Placement Agent and, at the Placement Agent’s sole option, any other Offering Participants with whom the Placement Agent has entered into an Offering Participant Agreement. Any Soliciting Dealer with whom the Placement Agent has entered into a Soliciting Dealer Agreement shall be a member of FINRA. Prior to the date on which any Soliciting Dealer or RIA may offer or sell any Interests, the Placement Agent shall, as applicable, execute (i) a Soliciting Dealer Agreement with such Soliciting Dealer substantially in a form agreed to by the Placement Agent and the DST or (ii) a RIA Agreement with such RIA substantially in a form agreed by the Placement Agent and the DST, respectively.

(b) Subscription Agreement and Subscriber Funds. The Placement Agent will require in each Offering Participant Agreement that such Offering Participant comply with the procedures set forth therein, including the procedures regarding the electronic execution and submission of any Subscription Agreement. The Subscription Agreement will be transmitted by the Placement Agent to the DST or its agent as set forth in the Subscription Agreement or as otherwise directed by the DST, as soon as practicable, but in any event by the end of the second business day following receipt by the Placement Agent. If the Placement Agent receives a Subscription Agreement not conforming to the instructions set forth in the applicable Offering Participant Agreement, the Placement Agent shall return such Subscription Agreement directly to such investor not later than the end of the next business day following its receipt.

The DST and the Placement Agent shall jointly coordinate, through the qualified intermediary who holds the exchange proceeds from the relinquished properties (if applicable to an acquisition of Interests by a purchaser), the payment of the aggregate purchase price of the Interests to the respective DST.

Nothing contained in this Section 3 will be construed to impose upon the DST the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Offering Materials or to relieve the Placement Agent of the responsibility of complying with the Rules of FINRA or any other applicable regulatory authority.

(c) Sales Literature. In addition to and apart from the Offering Materials, the Placement Agent may use supplemental sales literature that has been previously approved in writing by the DST, in connection with the Offering. This “sales literature” may include a brochure describing the objectives and strategy of the DST and may also contain pictures and summary descriptions of the DST’s properties, as well as audiovisual materials, Internet website and tape presentations highlighting and explaining various features of the Offering or the Program, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate.

4. Placement Agent Compensation.

(a) DST-Related Fees and Placement Agent Fee. Subject to the limitations set forth in this Section 4, the DST shall pay to the Placement Agent the following:

(i) a selling commission in an amount up to 5.00% of the cash purchase price paid by the investor for each Interest for which a sale is completed (the “Selling Commission”). The Placement Agent will reallow the full amount of this Selling Commission to Soliciting Dealers;

(ii) a dealer fee for coordinating the marketing of the Interests with any Soliciting Dealers as well as for non-itemized, non-invoiced due diligence efforts, up to 1.25% of the cash purchase price paid by the investor for each Interest for which a sale is completed (the “Dealer Fee” and together with the Selling Commission, the “DST-Related Fees”). The Placement Agent will reallow the full amount of this Dealer Fee to Soliciting Dealers; and

(iii) a fee for serving as the Placement Agent, equal to 1.65% of the cash purchase price paid by the investor for each Interest for which a sale is completed (the “Placement Agent Fee”). The Placement Agent shall not reallow any portion of the Placement Agent Fee.

(iv) The DST shall pay to the Placement Agent all DST-Related Fees and Placement Agent Fees payable under this Agreement once the closing of the sale of the respective Interest has been completed and the proceeds therefrom are paid to the DST.

(b) Distribution Fees.

(i) Distribution Fee. In the event that the Operating Partnership exercises the FMV Option, the Placement Agent will receive distribution fees (the “Distribution Fees”) as follows. For clarification, any references herein to “Units sold pursuant to this Agreement” (or similar language) shall mean the Units issued in exchange for the Interests sold pursuant to this Agreement in connection with the exercise of the FMV Option.

(A) The Operating Partnership will pay to the Placement Agent (I) a Distribution Fee with respect to outstanding Class T Units sold pursuant to this Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate net asset value (“NAV”) (as determined in accordance with the valuation guidelines of the REIT) of such outstanding Class T Units, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Class T Units; provided, however, with respect to Class T Units sold through certain Offering Participants, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such Units; (II) a Distribution Fee with respect to outstanding Class S Units sold pursuant to this Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Class S Units; and (III) a Distribution Fee with respect to outstanding Class D Units sold pursuant to this Agreement that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Class D Units. The Operating Partnership will not pay a Distribution Fee with respect to Class I Units.

(B) If, subsequently, the Operating Partnership delivers Class T shares of REIT common stock (“REIT Shares”) in exchange for Class T Units sold pursuant to this Agreement (“Resulting Class T Shares”), Class S REIT Shares in exchange for Class S Units sold pursuant to this Agreement (“Resulting Class S Shares”), or Class D REIT Shares in exchange for Class D Units sold pursuant to this

Agreement (“Resulting Class D Shares”), in each case pursuant to the terms of the Partnership Agreement, the REIT will pay to the Placement Agent (I) a Distribution Fee with respect to outstanding Resulting Class T Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV (as determined in accordance with the valuation guidelines of the REIT) of such outstanding Resulting Class T Shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Resulting Class T Shares; provided, however, with respect to Resulting Class T Shares for which the prior Units were sold through certain Offering Participants, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such REIT Shares; (II) a Distribution Fee with respect to outstanding Resulting Class S Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Resulting Class S Shares; and (III) a Distribution Fee with respect to outstanding Resulting Class D Shares that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Resulting Class D Shares. The Operating Partnership will not pay a Distribution Fee with respect to Class I Shares.

(C) The Operating Partnership or REIT, as applicable, will pay the Distribution Fees to the Placement Agent monthly in arrears. The Placement Agent will reallow all or a portion of the Distribution Fee to (a) any Soliciting Dealers who sold the Units giving rise to a portion of such Distribution Fee to the extent the Soliciting Dealer Agreement with such Soliciting Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Soliciting Dealer Agreement related to such reallowance or (b) the broker-dealers of record/custodian servicing a Limited Partners’ or REIT stockholder’s account with Units or REIT Shares (each, a “Servicing Dealer”) giving rise to a portion of such Distribution Fee to the extent such Servicing Dealer has entered into a Soliciting Dealer Agreement or similar agreement with the Placement Agent (a “Servicing Dealer Agreement”) providing for the reallowance of such Distribution Fees; provided, however, that upon the date when the Placement Agent is notified that a Soliciting Dealer or Servicing Dealer is no longer the broker-dealer of record with respect to such Units or REIT Shares or that the Soliciting Dealer or Servicing Dealer no longer satisfies any or all of the conditions in its Soliciting Dealer Agreement or Servicing Dealer Agreement, as applicable, for the receipt of the Distribution Fee, then such party’s entitlement to the Distribution Fee related to such Units or REIT Shares, as applicable, shall cease, and the Soliciting Dealer or

Servicing Dealer shall not receive the Distribution Fee for any portion of the month in which such party is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Units or REIT Shares, as applicable, made in connection with a change in the registration of record for the Units or REIT Shares on the Operating Partnership’s or REIT’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Soliciting Dealer or Servicing Dealer shall be entitled to a pro rata portion of the Distribution Fees related to the Units or REIT Shares, as applicable, for the portion of the month for which the Soliciting Dealer or Servicing Dealer was the broker-dealer or custodian of record. Thereafter, such Distribution Fees may be reallowed to a designated broker-dealer of record/custodian for such Units or REIT Shares (who shall be considered a Servicing Dealer), to the extent such Servicing Dealer has entered into a Servicing Dealer Agreement providing for the reallowance of such Distribution Fees.

The Placement Agent may also allow some or all of the Distribution Fees to one or more other broker-dealers who provide services with respect to the Units or REIT Shares (each of which shall be considered an additional Servicing Dealer) pursuant to a Servicing Dealer Agreement between each broker-dealer and the Placement Agent. For the avoidance of doubt, the Placement Agent will waive the Distribution Fee to the extent the Soliciting Dealer or Servicing Dealer is not eligible to receive the Distribution Fee with respect to the applicable Units or REIT Shares.

(ii) Distribution Fee Limit. The Placement Agent shall cease receiving the Distribution Fee with respect to any Class T, Class S or Class D Unit held in a Limited Partner’s account at the end of the month in which the Placement Agent, in conjunction with the transfer agent, determines that total DST-Related Fees and Distribution Fees paid with respect to Interests and/or Units issued in exchange for such Interests held by such Limited Partner within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in any applicable agreement between the Placement Agent and the Offering Participant who sold such Units at the time such Units were issued) of the purchase price of the originally issued Interests. At the end of such month, pursuant to the terms of the Partnership Agreement, each such Class T Unit, Class S Unit and Class D Unit shall automatically and without any action on the part of the holder thereof convert into a number of Class I Units (including any fractional Units), each with an equivalent aggregate NAV as such Unit. In addition, the Placement Agent will cease receiving the Distribution Fee on Class T Units, Class S Units and Class D Units upon the earlier to occur of the following, all of which will cause Class T Units, Class S Units and Class D Units to convert to Class I Units pursuant to the Partnership Agreement: (i) a listing of Class I REIT Shares, or (ii) the merger or consolidation of the REIT with or into another entity in which the REIT is not the surviving entity, or the sale or other disposition of all or substantially all of the REIT’s assets.

The foregoing limitations on DST-Related Fees and Distribution Fees shall continue to apply if any Units are exchanged for REIT Shares pursuant to the Partnership Agreement. For purposes of determining when any Resulting Class T Shares, Resulting Class S Shares or Resulting Class D Shares will convert into Class I REIT Shares pursuant to the charter of the REIT, as amended from time to time (the “REIT Charter”), based on underwriting compensation paid with respect to such shares reaching a fee limit, the REIT will apply the test set forth in the Partnership Agreement and the limit referenced in the paragraph above, counting all applicable DST-Related Fees and Distribution Fees paid with respect to the original Interests, any Units issued in exchange for such Interests, and any REIT Shares issued in exchange for such Units. Following the conversion of any shares of REIT Shares into Class I REIT Shares pursuant to this interpretation of the conversion provisions of the REIT Charter, no Distribution Fees shall be paid with respect to such REIT Shares.

(iii) Reallowance to the Offering Participants. The terms of any reallowance of Distribution Fees shall be set forth in the Offering Participant Agreement or Servicing Agreement entered into with the Offering Participants and Servicing Dealers, as applicable. The Placement Agent has no obligation to reallow any such funds until after the Placement Agent has received the Distribution Fees from the Operating Partnership. The Operating Partnership will not be liable or responsible to any Offering Participant or Servicing Dealer for any direct payment or reallowance of Distribution Fees to such Offering Participant or Servicing Dealer, it being the sole and exclusive responsibility of the Placement Agent for any reallowance of Distribution Fees to Offering Participants and Servicing Dealers, as applicable. Notwithstanding the foregoing, at the discretion of the Operating Partnership, the Operating Partnership may act as agent of the Placement Agent by making direct payment of Distribution Fees to Offering Participants or Servicing Dealers on behalf of the Placement Agent without incurring any liability.

(c) Special Sales. Notwithstanding any other provisions of this Section 4, in no event shall the DST or the Operating Partnership pay any DST-Related Fees or other fees (including Distribution Fees) to the Placement Agent in connection with any Special Sale or with the sale of Interests directly by the DST. For purposes of this Agreement, the term “Special Sale” means any sale of Interests to prospective investors who are: (A) officers, directors or employees of The Inland Group, LLC, Inland Real Estate Investment Corporation, Inland Private Capital Corporation, Inland Securities Corporation or any of their direct or indirect wholly-owned subsidiaries; (B) officers, directors or employees of any investment program, including any real estate investment trust, or REIT, previously sponsored by Inland Real Estate Investment Corporation; (C) any “immediate family member” of any person described in the foregoing clauses (A) and (B); (D) any trust established for the benefit of any person described in the foregoing clauses (A), (B) and (C); or (E) any entity or organization controlled by any person described in the foregoing clauses (A), (B) and (C). The term “immediate family member” means, and is limited to, the applicable person’s spouse, domestic partner, child, sibling, parent, grandparent or grandchild, whether related by birth, marriage or adoption.

(d) Right to Reject Orders or Cancel Sales

(i) All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the DST. Accordingly, the DST agrees and assumes, or will arrange for a party designated by it to assume, the duty to confirm, on its behalf and on behalf of Offering Participants, all orders for purchase of Interests accepted by the DST.

(ii) The DST reserves the right to reject any subscription for any reason or for no reason. Orders not accompanied by a Subscription Agreement may be rejected. Issuance of the Interests will be made only after acceptance of the subscription from the DST.

(iii) No Selling Commissions, Dealer Fees, or other fees (including Distribution Fees) shall be payable on any subscription rejected by the DST.

(e) Expenses. The DST agrees with the Placement Agent that, whether or not the sale of Interests (or any Interest) under this Agreement is consummated, the DST will pay: (i) all of its actual expenses incident to the performance of its obligations under this Agreement, including, but not limited to: (A) the expenses of printing the Offering Materials (and any amendment or supplement thereto), the Subscription Agreement and any sales literature, and the expense of furnishing such to the Placement Agent, as herein provided; (B) the fees and expenses of counsel to the DST as well as the fees and expenses of accountants and any other person retained to provide services to the DST; and (C) the fees and expenses of any filing with the “blue sky” jurisdictions or the Commission; and (ii) all of the Placement Agent’s reasonable expenses in connection with the Offering, subject to the limitations contained in the Offering Materials.

5. Covenants of the DST. The DST covenants and agrees with the Placement Agent that:

(a) Offering Materials. The DST will furnish the Placement Agent copies of the Offering Materials, including all amendments and supplements thereto, and any other information with respect to the DST, the Offering and the Program as the Placement Agent may from time to time reasonably request, in each case as soon as available and in such quantities as the Placement Agent may reasonably request.

(b) Amendments and Supplements. If, at any time during the period of distribution of the Interests, any event shall have occurred to the knowledge of the DST as a result of which the Offering Materials, as then amended or supplemented, would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to an investor, or if it is necessary at any time to amend the Offering Materials or supplement the Offering Materials relating to the Interests, the DST will promptly notify the Placement Agent and will prepare and distribute an amendment or supplement to the Offering Materials.

(c) Qualification to Transact Business. The DST will take all reasonable steps necessary to ensure that it will be validly existing as a Delaware statutory trust at all times and that each will be qualified to do business in all jurisdictions in which the conduct of its business requires qualification and where qualification is required under applicable law.

(d) Authority to Perform Agreements. The DST shall use its commercially reasonable best efforts to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for it to perform their respective obligations under this Agreement and under its Trust Agreement or other organizational documents (as each may be amended from time to time) and to consummate the transactions contemplated hereby and thereby, respectively, or to conduct the business described in the Offering Materials.

(e) Sales Literature. The DST will furnish to the Placement Agent as promptly as shall be practicable upon request, sales literature and other materials that have been approved in advance in writing by the DST.

(f) Exemption from Registration and Qualification. The DST will use its best efforts to maintain the exempt status of the Interests and will promptly advise the Placement Agent in the event that any jurisdiction deems that the Interests are not exempt from registration and qualification in any jurisdiction, or in the event of the institution of any proceedings related to the status of the Interests.

6. Covenants of the Placement Agent. The Placement Agent covenants and agrees with the DST that the Placement Agent shall:

(a) Sale of Interests. The offer and sale of the Interests shall be made solely in a manner necessary to permit the DST to rely upon the exemption from the registration requirements of Section 5 of the Securities Act and the corresponding Rules and Regulations (specifically, the safe harbor under Rule 506(b) of Regulation D, as promulgated under the Securities Act), and the exemptions from registration established by the applicable “blue sky” or other state securities laws.

(b) No General Solicitation. In connection with the Offering, the Placement Agent agrees that it shall not engage in any activities that would constitute a general advertisement or solicitation under the Securities Act and the corresponding Rules and Regulations, the Securities Exchange Act of 1934, as amended, applicable state securities laws, or the published rules, regulations and interpretations of the

Commission and Commission staff thereunder, including without limitation (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; (ii) any seminar or meeting whose attendees had been invited as a result of, or subsequent to any of the foregoing, or (iii) any form of “prospecting” or “cold calling” of potential investors or their professional advisors to solicit offers or sales of Interests. For the avoidance of doubt, the Placement Agent’s engagement in any forms of general advertisement or solicitation in soliciting persons to acquire the Interests shall not be authorized and shall be a material breach of this Agreement.

(c) Sales Literature. The Placement Agent shall use and distribute in conjunction with the Offering only the Offering Materials and sales literature approved by the DST. The Placement Agent shall not (and shall require that Offering Participants do not) show or give to any investor or reproduce any material or writing that is marked “Institutional Use Only” or otherwise bears a legend denoting that it is not to be used in connection with the sale of Interests to any investor; or show or give to any investor in a particular jurisdiction any material or writing if the material bears a legend denoting that it is not to be used in connection with the sale of Interests to members of the public in the applicable jurisdiction.

(d) No Additional Information. In offering the Interests, the Placement Agent shall not give or provide any information or make any representation other than those contained in the Offering Materials or any sales literature approved by the DST.

(e) Jurisdictions. The Placement Agent shall solicit purchases of the Interests for the account of the DST only in those jurisdictions in which the Placement Agent is legally qualified to so act.

(f) Subscription Agreement. Subscriptions will be submitted by the Placement Agent to the DST only on the Subscription Agreement. The Placement Agent understands and acknowledges that the Subscription Agreement must be validly executed and delivered by the investor in accordance with the procedures set forth in the applicable Offering Participant Agreement, including the procedures regarding electronic submission.

(g) Suitability. In offering the Interests to any investor, the Placement Agent shall have reasonable grounds to believe that: (i) the investor meets the “accredited investor” standards that are set forth in the Rules and Regulations and the Purchase Agreement; (ii) the information contained in the Subscription Agreement is true and correct in all material respects; and (iii) each investor will be acquiring the Interests for its own account and not for the account of others. In determining the financial qualifications and suitability of any investor, the Placement Agent and Offering Participants may rely on (A) representations from investment advisers who are not affiliated with an Offering Participant, and banks acting as trustees or fiduciaries, and (B) information they have obtained from an investor, including information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Placement Agent (or

Offering Participant, as applicable), after due inquiry. Notwithstanding the foregoing, the Placement Agent shall not, and each Offering Participant shall agree not to, execute any transaction in a discretionary account without prior written approval of the transaction by the investor.

The Placement Agent shall maintain (and shall require that each Offering Participant maintain), for at least six years, or for a period of time not less than that required to comply with all applicable federal, state or other regulatory requirements, whichever is later, records of the information obtained from each investor and used to determine that each investor met the suitability standards imposed on the offer and sale of the Interests and a representation from each investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made satisfied the suitability standards.

(h) Offering Participant Agreements. Each Offering Participant engaged by the Placement Agent must execute and deliver a Soliciting Dealer Agreement or RIA Agreement, as applicable.

(g) Electronic Delivery and Execution. Each Offering Participant engaged by the Placement Agent must comply with all applicable requirements of the Commission, the blue sky laws and regulations and FINRA and any other laws or regulations related to the electronic delivery and execution of documents to the extent it distributes the Offering Materials or the Subscription Agreement electronically to any person or permits electronic signatures, as applicable.

(h) Due Diligence. Prior to offering the Interests, the Placement Agent shall have reasonable grounds to believe, based on information made available to the Placement Agent by the DST, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Interests. Prior to the sale of the Interests, the Placement Agent shall inform the prospective purchaser of all pertinent facts relating to the limited liquidity and marketability of the Interests.

7. Privacy Act.

(a) The DST and the Placement Agent shall comply with all applicable federal and state regulations regarding customer and consumer privacy, including Title V of the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act. As used in this Agreement, “customer information” is defined as any information contained on an investor’s application and includes all nonpublic personal information about an investor shared by the DST and the Placement Agent.

(b) Subject to the provisions of the Gramm-Leach-Bliley Act, the DST and the Placement Agent shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of customer information in their control. In the event of any improper disclosure of customer information, the party responsible agrees to immediately notify the other party or parties.

8. Anti-Money Laundering. The DST and the Placement Agent shall comply with applicable laws and regulations, including federal and state securities laws, the USA Patriot Act of 2001 (the “Patriot Act”), Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and applicable rules of FINRA. In accordance with these applicable laws and regulations, the DST and the Placement Agent shall take reasonable efforts to verify the identity of investors, maintain investor records, and check the names of investors against government watch lists, including the Office of Foreign Asset Control’s list of Specially Designated Nationals and Blocked Persons. Further, the DST and the Placement Agent shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request. All parties will manually monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing, and disclose such activity to applicable federal and state law enforcement when required by law. The DST and the Placement Agent reserve the right to reject account applications from investors who fail to provide necessary account information or who intentionally provide misleading information.

9. Conditions of Obligations. The Placement Agent’s obligations hereunder shall be subject to the accuracy of the DST’s representations and warranties contained in Section 1 hereof, to the performance by the DST of its covenants, agreements and obligations contained in Section 4, Section 5, Section 7 and Section 8 hereof.

10. Indemnification.

(a) Subject to the limitations set forth in this Section 10, the DST shall indemnify and hold harmless the Placement Agent, each Offering Participant and each person, if any, who controls the Placement Agent or any Offering Participant within the meaning of the Securities Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all loss, liability, claim, damage and expense whatsoever caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials, or any amendment or supplement thereto, or any sales literature or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The DST shall not be required to provide indemnity or hold the Placement Agent, any Offering Participant or any of their affiliates harmless for any loss, liability, claim, damage or expense suffered by the Placement Agent, any Offering Participant, any of their affiliates or the DST unless:

(i) the party seeking indemnification has determined, in good faith, that its course of conduct was in the best interests of the DST;

(ii) the party seeking indemnification was acting on behalf of or performing services on behalf of the DST;

(iii) the loss, liability, claim, damage or expense was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Party; and

(iv) any loss, liability, claim, damage or expense is recoverable only out of the net assets of the DST and not from the personal assets of its beneficial owners.

(b) In no case shall the DST be liable under Section 10(a) hereof with respect to any loss, liability, claim, damage or expense suffered by a person seeking to be an Indemnified Party unless the DST shall have been notified in writing by the party seeking indemnity (in the manner provided in Section 14 hereof) within a reasonable time after the assertion thereof; provided that the failure to so notify the DST shall not relieve the DST from any liability unless the failure to notify materially prejudices the DST’s defense of the claim. The DST shall be entitled to participate, at the DST’s own expense, in the defense of, or if the DST so elects within a reasonable time after receipt of such notice, to assume with counsel chosen by the DST and reasonably acceptable to the person seeking to be an Indemnified Party the defense of, any claim or suit for which the person seeking to be an Indemnified Party seeks indemnification hereunder.

If the DST elects to assume the defense of any such suit and retains counsel, the DST shall not be liable under this Section 10 for any legal or other expenses subsequently incurred by the party seeking indemnity, and the party seeking indemnity shall bear the fees and expenses of any additional counsel unless:

(i) the employment of counsel has been authorized by the DST;

(ii) the DST shall not in fact have employed counsel to assume the defense of the action in which events, fees and expenses shall be borne by the DST; or

(iii) the Indemnified Party reasonably believes that it has defenses different from, or additional to, those available to the DST.

(c) The DST may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

(i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the DST;

(ii) the legal action is initiated by a third party who is not a Limited Partner and a court of competent jurisdiction specifically approves advancement; and

(iii) the Indemnified Party receiving the advances undertakes to repay the advanced funds to the DST, together with the applicable legal rate of interest thereon, if indemnity is later found not to be proper.

Notwithstanding the foregoing provisions of this Section 10, the DST will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the DST by or on behalf of the Placement Agent or any Offering Participant for use in the Offering Materials (or any amendment thereof) or the Offering Materials (or any supplement thereto); provided further, that if the claim relates to or arises from an untrue statement, alleged untrue statement, omission or alleged omission made in the Offering Materials but eliminated or remedied in any amendment or supplement thereto, the DST shall have no obligation to provide indemnity to the Placement Agent or any Offering Participant if a copy of the Offering Materials as so amended or supplemented was not sent or given by the Placement Agent or the Offering Participant to the ultimate purchaser of Interests at or prior to the time the subscription was accepted by the DST; but only if a copy of the Offering Materials (as so amended or supplemented) had been supplied by the DST to the Placement Agent or any Offering Participant prior to acceptance. The DST’s obligations hereunder shall be in addition to any other obligations the DST may have under applicable law.

(d) The DST’s obligations under this Section 10 are further limited to the extent that indemnification is not permitted under this Agreement for loss, liability, claim, damage or expense related to or arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations and a court of competent jurisdiction has approved indemnification to the Placement Agent or the Offering Participant;

(ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification; or

(iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published positions of any state securities regulatory authority in which securities of the DST were offered and sold respecting the availability or propriety of indemnification for securities law violations.

(e) The Placement Agent agrees to indemnify and hold harmless the DST, and each person, if any, who controls the DST within the meaning of the Securities Act:

(i) to the same extent as in the foregoing indemnity from the DST to the Placement Agent and each Offering Participant, but only to the extent that any loss, liability, claim, damage or expense relates to or arises from information relating to the Placement Agent or any Offering Participant furnished in writing by the Placement Agent or the Offering Participant or on the Placement Agent’s or Offering Participant’s behalf for use in the Offering Materials or the Offering Materials, or any amendment or supplement thereto; and

(ii) for any violation by the Placement Agent or any Offering Participant of any applicable state or federal law or any rule, regulation or instruction thereunder, provided that the violation is not committed in reliance on any violation by the DST of any law, rule, regulation or instruction.

(f) The Placement Agent further agrees to indemnify and hold harmless the DST and any controlling person of the DST against any losses, liabilities, claims, damages or expenses to which the DST or any controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as the losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of (i) a material violation by the Placement Agent of the terms of this Agreement or of applicable law; (ii) a material violation by an Offering Participant of the terms of its Offering Participant Agreement or of applicable law; (iii) a sale of the Interests through the efforts of the Placement Agent (with respect to sales effected without the assistance of an Offering Participant) or an Offering Participant (with respect to sales effected by such Offering Participant) that is effected other than in accordance with the terms hereof (a “Non-Permitted Sale”), and will reimburse the DST or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. For clarity, the obligations of the Placement Agent hereunder shall be in addition to any other obligations the Placement Agent may have under applicable law.

(g) The notice provisions contained in Section 10(b) hereof, relating to notice to the DST, shall be equally applicable to the Placement Agent if the DST or any controlling person of the DST seeks indemnification pursuant to Section 10(e) or Section 10(f) hereunder. In addition, the Placement Agent may participate in the defense, or assume the defense, of any such suit so sought under Section 10(e) or (f) hereof and have the same rights and privileges as the DST enjoys with respect to suits under Sections 10(a) and 10(b) hereof.

(h) The Placement Agent will cause each Offering Participant to severally agree to indemnify and hold harmless the DST, the Placement Agent and each person, if any, who controls the DST and the Placement Agent within the meaning of the

Securities Act from and against any losses, liabilities, claims, damages and expenses (or actions, proceedings or investigations in respect thereof) to which the DST, the Placement Agent and each person, if any, who controls the DST and the Placement Agent within the meaning of the Securities Act may become subject, under the Securities Act or otherwise, as more fully described in the Offering Participant Agreement.

11. Contribution.

(a) If the indemnification provided for in Section 10 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred:

(i) in such proportion as is appropriate to reflect the relative benefits received by the DST, the Placement Agent and the Offering Participant, respectively, from the proceeds received in the Offering pursuant to this Agreement and the relevant Offering Participant Agreement; or

(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the DST, the Placement Agent and the Offering Participant, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the DST, the Placement Agent and each Offering Participant, respectively, in connection with the proceeds received in the Offering pursuant to this Agreement and the relevant Offering Participant Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering pursuant to this Agreement and the relevant Offering Participant Agreement (before deducting expenses), received by the DST, and the total DST-Related Fees, Placement Agent Fees and Distribution Fees and other compensation retained by the Placement Agent and the Offering Participant, respectively, in each case, bear to the aggregate offering price of the Interests sold in the Offering.

(c) The relative fault of the DST, the Placement Agent and the Offering Participant, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the DST, by the Placement Agent or by the Offering Participant, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The DST, the Placement Agent and the Offering Participant (by virtue of entering into the Offering Participant Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 11, the Placement Agent and the Offering Participant shall not be required to contribute any amount by which the total price at which the Interests sold in the Offering by them exceeds the amount of any damages which the Placement Agent and Offering Participant have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f) No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g) For the purposes of this Section 11, the Placement Agent’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Placement Agent, and the officers, directors, employees, members, partners, agents and representatives of the DST, and each person, if any, who controls the DST, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution of the DST. The Offering Participants’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the number of Interests sold by each Offering Participant and not joint.

12. Termination of this Agreement.

(a) This Agreement may be terminated:

(i) by either party upon thirty (30) days’ calendar written notice to the other party;

(ii) by the Placement Agent if the DST shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the DST herein contained shall not have been materially complied with or satisfied within the times specified;

(iii) by the Placement Agent upon the occurrence of an DST MAE; and

(iv) by the DST upon the occurrence of a Placement Agent MAE.

(b) Upon the termination of this Agreement for any reason, the Placement Agent shall:

(i) promptly forward any and all funds, if any, in its possession which were received from investors for the sale of Interests for deposit to the DST;

(ii) to the extent not previously provided to the DST, provide a list of all investors who have subscribed for or purchased Interests and all Offering Participants with whom the Placement Agent has entered into an Offering Participant Agreement;

(iii) notify Offering Participants of the termination; and

(iv) promptly deliver to the DST copies of any sales literature designed for use specifically for the Offering that it is then in the process of preparing. Upon termination of this Agreement, the DST shall pay to the Placement Agent all compensation to which the Placement Agent is or becomes entitled hereunder at such time compensation becomes payable.

13. Survival. The following provisions of the Agreement shall survive the expiration or earlier termination of this Agreement: Section 4, Section 6(f), Section 6(j), Section 7, Section 8, Section 10, Section 11, Section 12(b), this Section 13, and Section 17. Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination. In no event shall the Placement Agent be entitled to payment of any compensation in connection with the Offering that is not completed according to this Agreement; provided, however, that the reimbursement of out-of-pocket accountable expenses actually incurred by the Placement Agent or person associated with the Placement Agent shall not be presumed to be unfair or unreasonable and shall be payable under normal circumstances.

14. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by commercial messenger, (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery and (iii) when transmitted, if sent by facsimile copy or electronic mail, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the DST, to:	[__________] DST 2901 Butterfield Road Oak Brook, IL 60523 Attention: Keith Lampi Telephone: (630) 218-8000

Facsimile: (630) 586-6131 E-mail: lampi@inlandprivatecapital.com
with copies to:	The Inland Real Estate Group, LLC 2901 Butterfield Road Oak Brook, IL 60523 Attention: Law Department Telephone: (630) 218-8000
If to the Operating Partnership or REIT, to:

IPC Alternative Real Estate Operating Partnership, LP

2901 Butterfield Road

Oak Brook, IL 60523

Attention: Keith Lampi

Telephone: (630) 218-8000

Facsimile: (630) 586-6131

E-mail: lampi@inlandprivatecapital.com

with copies to:	DLA Piper LLP (US) 4141 Parklake Avenue Suite 300 Raleigh, NC 27612 Attention: Christopher Stambaugh Email: Christopher.stambaugh@dlapiper.com
If to the Placement Agent, to:	Inland Securities Corporation 2901 Butterfield Road Oak Brook, IL 60523 Attention: Michael Ezzell Facsimile No.: (630) 645-2082 Email: mezzell@inland-securities.com

15. Reference to Inland Securities Corporation. All references herein to the Placement Agent or Inland Securities Corporation hereunder shall be deemed to include all successors and assigns of Inland Securities Corporation.

16. Parties. This Agreement shall inure to the benefit of and be binding upon the DST, the Placement Agent, the Operating Partnership and the successors and assigns of the Placement Agent and the Operating Partnership. This Agreement shall inure to the benefit of the Offering Participants to the extent set forth in Sections 10 and 11 hereof. Other than as provided in this Section 16, this Agreement and the conditions and provisions hereof are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term “successors and assigns,” as used herein, shall not include any purchaser of Interests as such.

17. Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of law provisions, of the State of Illinois.

18. Effectiveness of Agreement. This Agreement shall become effective on the Effective Date.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the DST in accordance with its terms.

[__________]DST, a Delaware Statutory Trust By: [__________] Exchange, L.L.C., its Signatory Trustee
By: Inland Private Capital Corporation, its Sole Member

By:
Name:	Keith D. Lampi
Title:	Chief Executive Officer and President

IPC Alternative Real Estate Operating Partnership, LP, with respect to Section 4(b) only By: IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC., its general partner

By:
Name:	Keith D. Lampi
Title:	Chief Executive Officer

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC., with respect to Section 4(b) only

By:
Name:	Keith D. Lampi
Title:	Chief Executive Officer

PLACEMENT AGENT AGREEMENT

[__________] DST

Accepted as of the date

first above written:

Inland Securities Corporation, a Delaware corporation

By:
Name:	Michael T. Ezzell
Title:	Chief Executive Officer and President

PLACEMENT AGENT AGREEMENT

[__________] DST